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The SMALLCap Fund, Inc.
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- Ralph W. Bradshaw
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IN THE CIRCUIT COURT FOR BALTIMORE CITY, MARYLAND
RALPH W. BRADSHAW
ONE WEST PACK SQUARE, STE. 1650
ASHEVILLE, NC  28801,
	Plaintiff,
v.		Civil Action No. ________
THE SMALLCAP FUND, INC.,
ONE SOUTH STREET
BALTIMORE, MD 21202,
	Defendant.

PLAINTIFF'S MEMORANDUM IN SUPPORT OF MOTION FOR SUMMARY JUDGMENT

Plaintiff Ralph W. Bradshaw ("Bradshaw") seeks summary judgment against The SMALLCap Fund, Inc. (the "Fund") to resolve a dispute over the Fund's by-laws. Bradshaw's sole count against the Fund for declaratory judgment is ripe for summary disposition because there are no contested facts and the issue to be decided is purely one of statutory interpretation.

The shareholders of the Fund will meet on June 19, 2003 to elect two directors to the Fund's board.  Plaintiff Bradshaw, a minority shareholder, has nominated two individuals to challenge the incumbent directors nominated by the  Fund.  The outcome of the election will determine who controls the
Fund. A dispute has arisen over a new by-law governing the election of directors. The Fund recently adopted a by-law that purports to require a vote of a majority of shares outstanding in order to elect Fund directors.
This by-law, however, is a de facto super-majority by-law that is invalid
under Maryland law - specifically    2-506(a)(2) of the Maryland General
Corporation Law ("MGCL").
Plaintiff seeks a declaratory judgment that the by-law is invalid under
Maryland law and that the standard of MGCL    2-506(a)(2), that a majority
of votes cast at a meeting where a quorum is present is sufficient to elect a director, will govern in the upcoming election.
I.	UNDISPUTED FACTS
The Fund is a closed-end fund with a seven member board of directors.  Exhibit
A, Affidavit of Ralph Bradshaw at 1,5. The board is divided into three classes of directors, with at least one director elected every year at the annual shareholder's meeting. Ex. A, Bradshaw Aff. at 5.
Plaintiff Bradshaw is a minority shareholder in the Fund and was nominated by the Fund and elected to the Fund's board of directors at the 2001 shareholders meeting. Ex. A, Bradshaw Aff. at 6. At that time, the Fund had a five member board of directors. Id. In 2001, Bradshaw gave notice of his intent to nominate two individuals for the two director positions to be voted on at the 2002 annual meeting. Id. at 7. Just minutes prior to the election, the board voted, by a 4-1 margin, to expand the size of the board from five to seven members. Id. at 8. The two directors added to the board were appointed by the four directors who voted in favor of expanding the board. Id.
Bradshaw's nominees were elected at the 2002 shareholders meeting.  Id. at  9.
 Thus, the current make-up of the seven member board is four directors aligned with Fund management, and three directors not aligned with Fund management and displeased with Fund performance. Id. at 10.
On December 13, 2002, I notified the Fund of my intent to nominate two individuals, Thomas H. Lenagh and Edwin Meese III, to run for the director positions up for election at the June 19, 2003 shareholders meeting. Id. at
12.  The Fund accepted my notice as in compliance with Fund By-laws.  Id.
On February 27, 2003, the board amended By-law II.7, which governs the election of directors (the "Challenged By-law").  Id. at  14.  By a 4-3 vote, the board amended the by-law to require the election of directors by a vote of the majority of the shares outstanding:
Section 7.	Voting.  Directors shall be elected by a vote of the holders of a majority of the shares of common stock outstanding and entitled to vote thereupon. . . .
See Id. and Exhibit B, By-laws of The SMALLCap Fund at 5. This amendment was made after the deadline had passed for shareholders to notice agenda items for the June 19, 2003 meeting, thus Fund shareholders are precluded from voting to amend or repeal the by-law change at the meeting. Id. at 15. Prior to amending the By-law II.7, the Fund elected directors based on a plurality of votes cast standard. Id. at 16.
Bradshaw has urged the board to reconsider the by-law amendment on at least two occasions. Once, at the Fund's April 1, 2003 board of directors meeting, Bradshaw submitted a proposal to rescind the recently passed amendment to
By-law II.7.  Id. at  17.  The proposal was rejected by a 4-3 vote.  Id.
Again, at the Fund's May 9, 2003 board of directors meeting, Bradshaw submitted a proposal to amend By-law II.7 to permit the election of directors based on a plurality standard. Id. at 18. The proposal was also rejected by a 4-3 vote.  Id.
The Fund's annual shareholders meeting will take place on June 19, 2003, where the shareholders will elect two directors. Id. at 11. At the meeting, Plaintiff will nominate two individuals, Thomas Lenagh and Edwin Meese, to
run for director positions.  Id. at  12.    Fund management has indicated
that it will nominate the incumbent directors Audrey M. T. Jones and Robert
Z. Kuftinec to run for the director positions.   Id. at  13.  Presently,
the election will be held under the super-majority standard of the Challenged By-law, rather than the democratic standard of majority of votes cast, which
is the general rule in Maryland under MGCL    2-506(a)(2), or even the
plurality standard that the Fund followed prior to amending By-law II.7.
II.	LEGAL ARGUMENT
A.	Summary Judgment Standard
Summary judgment is an appropriate method of resolving cases where no material facts are in dispute and the moving party is entitled to judgment as a matter of law.  See Rule 2-501(a); Beatty v. Trailmaster Products, Inc.,
330 Md. 726, 737, 625 A.2d 1005, 1010 (1993).  Once a moving party has provided sufficient grounds for summary judgment, the non-moving party must come forward with sufficient evidence of a genuine dispute to defeat summary judgment. See Rule 2-501(b); Grimes v. Kennedy Krieger Inst., Inc.,
336 Md. 29, 73, 782 A.2d 807, 834 (1993).  Where no facts are in dispute, summary judgment should be entered in favor of the party that is entitled to judgment as a matter of law.  Grimes, 336 Md. at 72, 782 A.2d at 833.
Summary judgment is appropriate in a declaratory judgment action where the court is called upon to interpret the terms of a contract or other document that determines the rights of the parties.
MeGonnell v. USAA, 368 Md. 633, 642, 796 A.2d 758, 763 (2002).
B.	The Challenged By-Law is Invalid Under the MGCL
The validity of the Challenged By-law is solely an issue of statutory interpretation. The "cardinal rule" of statutory interpretation in Maryland
"is to ascertain and effectuate the intention of the legislature."
Williams v. Mayor & City of Council of Baltimore,
359 Md. 101, 115, 753 A.2d 41, 49 (2000).
The language of a statute is only the starting point for determining legislative intent.  Id.; Morris v. Prince George's County, 319 Md. 597, 603,
573 A.2d 1346, 1349 (1990). Maryland's "cardinal rule" requires a court to "ascertain and determine the real legislative intent," when analyzing the words of a statute.  Tucker v. Fireman's Fund Ins. Co.,
308 Md. 69, 73, 517 A.2d 730, 731 (1986) (emphasis added).  Thus the Court of Appeals has rejected strict application of the plain meaning rule.  "The plain meaning rule is elastic, rather than cast in stone....  If persuasive evidence exists outside the plain text of the statute, we do not turn a blind eye to it." Adamson v. Correctional Medical Services, Inc., 359 Md. 238, 251, 753 A.2d 501, 508 (2000) (citations omitted); see also Morris, 319 Md. at 604, 573 A.2d at 1349 ("The plain meaning rule is not a complete, all-sufficient rule for ascertaining a legislative intention.") (citations omitted).
The types of "persuasive evidence" that must be examined include all aspects of the enactment of relevant statutory provisions:
[W]hen we pursue the context of statutory language, we are not limited to the words of the statute as they are printed. ...  We may and often must consider other "external manifestations" or "persuasive evidence," including a bill's title and function paragraphs, amendments that occurred as it passed through the legislature, its relationship to earlier and subsequent legislation, and other material that fairly bears on the fundamental issue of legislative purpose or goal, which becomes the context within which we read the particular language before us in a given case.
Williams, 359 Md. at 116, 753 A.2d at 49 (emphasis added).
The persuasive evidence in this case makes clear the legislative intent of the Maryland General Assembly - any super-majority voting requirement, such as the Challenged By-Law, must be specified in the corporate charter on file with the State or in the MGCL itself.
1.	In 1951 the General Assembly Changed the MGCL to Require That
Corporations Place Voting Requirements Greater Than The General Rule In
the Corporate Charter, Not Simply in the By-laws
Prior to 1951, both the corporate charter and the by-laws of a Maryland corporation could contain a provision that "require[s] for any purpose a proportionate vote greater than that required by statute for such purpose."
See H. Brune, Maryland Corporation Law     68 (1933 ed.); accord Larkin v.
Baltimore Bancorp, 769 F. Supp. 191, 922 n.2 (D. Md. 1991). In the still-seminal rewrite of Maryland law, the Maryland General Assembly altered this rule in 1951 when it amended the MGCL to permit such provisions only in the corporate charter:
[T]he only substantive change which has been made is that any provision authorizing action to be taken by a corporation with a greater or a smaller portion of votes than required by the statute must be contained in the charter, whereas under present law such a provision may be included either in the charter or in the by-laws.
Roland Park Shopping Ctr v. Hendler, 206 Md. 10, 22, 109 A.2d 753, 758 (1954) (quoting Reporters Notes to 1951 changes to MGCL); accord Larkin, 769 F. Supp.
at 922 n.2.
The 1951 change is codified at section 2-506(a)(2) of the MGCL, which sets forth what is titled the "General rule" in Maryland:
(a) General rule. - Unless this article or the charter of a corporation provides otherwise, at a meeting of stockholders:
	(2) A majority of all the votes cast at a meeting ... is sufficient to approve any matter which properly comes before the meeting.
Md. Code Ann. Corps. & Ass'ns.    2-506(a)(2).  The 1951 revisions to the MGCL
represented a major, substantive revision to the law that has never been equaled or repealed. Indeed, section 2-506(a)(2) is a "ban against super-majority votes." See Larkin, 769 F. Supp. at 924.
Significantly, therefore, from 1951 on, any provision for a vote greater than a majority of votes cast can only appear in two places - the MGCL itself or the charter of a corporation. The Fund cannot dispute that this has been Maryland law for over fifty years. And the Fund cannot dispute that the Challenged By-Law is invalid under the General Rule of section 2-506(a)(2).
Thus the Challenged By-law is valid only if another provision of the MGCL "provides otherwise." But there is no such provision. The only statutory
provision that could arguably "provide otherwise" -    2-404(d) - was enacted
in 1981 specifically to ease the voting requirements for the election of directors. The legislative history makes clear that the provision was not enacted to enable management to entrench its directors and thwart the will of the shareholders.
2.	The Plurality Voting Option In Section 2-404(d) Was Intended To Ease
The General Rule Established In 1951, Not Eviscerate It
Section 2-404(d) permits the election of directors by a plurality of votes cast:
Unless the charter or bylaws of a corporation provide otherwise, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.
Md. Code Ann. Corps. & Ass'ns.    2-404(d).  Section 2-404(d) was passed by
the General Assembly in 1981 as "'an exception to Section 2-506.'"  Ideal
Fed. Sav. Bank v. Murphy, 339 Md. 446, 457, 663 A.2d 1272, 1277 (1995).
According to the Maryland Court of Appeals, the "purpose of the Bill is to provide that corporate directors may be elected by a plurality of the votes cast if a quorum is present."  Ideal, 339 Md. at 457, 663 A.2d at 1277
(quoting Explanation of Senate Bill No. 659 Vote Required to Elect Directors ("Senate Bill No. 659 Explanation")). Indeed, section 2-404(d) established the Maryland "public policy in favor of plurality elections" for directors.
See J. Hanks, MARYLAND CORPORATION LAW, Section 6.4, p. 158 (2001).
It is manifest that the legislative intent in 1981 was to make it easier to elect directors, not more difficult, and to reduce the number of failed elections. As the Maryland Court of Appeals recognized in Ideal, the General Assembly was concerned about the potential for failed directors' elections even under the "majority of the votes cast" General Rule of section 2-506(b)(2), and adopted section 2-404(d) to ease the General Rule requirement. The legislative history, adopted by the Maryland Court of Appeals in Ideal is clear on this point:
It is also possible that no nominees would receive a majority of the votes cast, in which case there would be no election and the current directors could continue to serve until the next annual meeting of stockholders.  The
Bill would essentially eliminate the possibility of these bizarre occurrences. Ideal, 339 Md. at 458, 663 A.2d at 1277-78 (quoting Senate Bill No. 659 Explanation) (emphasis added). The entire purpose of the Bill was to minimize the possibility that no election of directors would occur because of an insufficiency of votes.
When the General Assembly enacted section 2-404(d), it certainly did not intend
- silently, and with no discussion - to revert to the pre-1951 situation of permitting super-majority provisions to appear in corporate by-laws. Section 2-404(d) was a limited change in Maryland law to facilitate the election of directors.
The reference to "by-laws" in section 2-404(d) is neither illogical nor otherwise inexplicable.  Section 2-404(d) sets the default rule for the election of directors to a plurality instead of the section 2-506(a)(2)
"General Rule" of a majority of votes cast.  It is perfectly consistent with the legislative intent and the literal language of the MGCL, to permit a corporation, through a by-law, to increase its director voting requirement back to the General Rule of majority voting, or to some standard between a plurality and a majority of the votes cast (for example, a plurality, but no less than 40 percent of the votes cast). But when a corporation wants to exceed the General Rule it must place the change in the charter, as specifically required by section 2-506. This reading of section 2-404(d) is literal, is consistent with the legislative history, is consistent with
Maryland public policy, and is consistent with section 2-506(a)(2).
The harmony of this reading is particularly apparent when the importance of the General Rule - that the majority of votes cast is sufficient to decide a matter - is considered.  The General Rule is "[o]utstanding among the democratic processes concerning corporate elections...."  Standard Power &
Light Corp. v. Investment Assocs., Inc., 51 A.2d 572, 576 (Del. 1947). The General Rule is so fundamental that the court in Standard Power went on to hold that if the rule were not to be followed, then the exception "must not be couched in ambiguous language, rather the language employed must be positive, explicit, clear and readily understandable and susceptible to but one reasonable interpretation, which would indicate beyond doubt that the rule was intended to be abrogated." Id. Of course, section 2-404(d) does no such thing. To the contrary the section is subject to the General Rule that prohibits a Maryland corporation from having a by-law requiring a vote greater than a majority of votes cast - a rule that has been a fundamental tenet of Maryland law since 1951.
3.	The Statutory Scheme Requires That Any Voting Requirement Greater Than
The General Rule Be Placed In The Corporate Charter
Maryland's rules of statutory interpretation require pertinent parts of a statute to be read together and a statute to be reviewed in its entirety and interpreted as a whole. See Adamson, 359 Md. at 252, 753 A.2d at 508. The Maryland Court of Appeals has repeatedly stressed this point:
[O]ur interpretation of the statute and the legislature's intent must be examined by looking to the statutory scheme in its entirety rather than segmenting the statute and analyzing only its individual parts. ... By such an analytical approach, we seek to avoid illogical and unreasonable results that defy common sense.
Marsheck v. Trustees, 358 Md. 393, 403, 749 A.2d 774, 779 (2000) (citations omitted). All sections of the MGCL that address shareholder voting and the election of directors must be read together and harmonized to determine the "real" intent of the Maryland General Assembly regarding shareholder election of directors.  Importantly, section 2-404(d) cannot be read in isolation of the rest of the MGCL.
	The MGCL, when read as a whole, makes clear Maryland's over-riding statutory policy that any restriction on the General Rule must be placed in the corporate charter.  MGCL section 2-104(b) identifies provisions that may be included in the charter. Among the listed provisions is: "Any provision which requires for any purpose the concurrence of a greater proportion of the votes ... of any class of stock than the proportion required by this article
for that purpose."  Md. Code Ann. Corps. & Ass'ns.    2-104(b)(4).  There is
no comparable section allowing such a voting provision to appear in the
by-laws.  Compare Md. Code Ann. Corps. & Ass'ns     2-110 (by-laws
subservient to charter).
Also, as noted above, section 2-506(a)(2) provides that "[u]nless this article or the charter of a corporation provides otherwise" a majority of all the votes cast at a shareholders meeting is sufficient to approve any matter
which properly comes before the meeting. (Emphasis added.)   The Fund cannot
claim that its Charter "provides otherwise" for the election of directors.
Thus, directors of the Fund are to be elected by a majority of votes cast at a meeting, unless the MGCL itself provides otherwise.  It does not.  At most, section 2-404(d), on its face, permits a voting standard for directors, different from the plurality standard preferred under Maryland public policy,
to be set forth in the charter or by-laws.   It does not provide the greater
voting standard.
This reading, of course, makes both sections consistent with each other.  It does not read the fundamental and "outstanding" General Rule of section 2-506(a)(2) out of the MGCL when it comes to directors' elections. It is consistent with the legislative history and Maryland public policy. Finally, it makes common sense and avoids the bizarre result of a "failed election"
where a candidate who receives a majority of the votes cast is not seated as a director.
C.	Maryland's District Court and The Fourth Circuit Court of Appeals
Have Reached Different Conclusions on the Question Presented
A question nearly identical to the present one was litigated in the
Maryland federal district court last year before Judge Frederick Motz.
Judge Motz ruled that section 2-404(d) did not trump the general rule of section 2-506(a)(2).  See Badlands Trust Co. v. First Financial Fund, Inc.,
224 F. Supp. 1033 (D. Md. 2002).  Judge Motz determined that the language of sections 2-506(a)(2) and 2-404(d) was ambiguous, examined the legislative context and history of these two sections and held that 2-404(d) did not permit a Maryland corporation to adopt a by-law circumventing the general rule of section 2-506(a)(2). See Badlands, 224 F. Supp. 2d at 1036-38. Importantly, the Judge Motz followed the decision of the Maryland Court of Appeals in Ideal Fed. Sav. Bank v. Murphy, which specifically held that the purpose of section 2-404(d) was to "essentially eliminate" the "bizarre circumstance" of a failed director election because no nominee received a majority of votes cast. See id. at 1036.
The Fourth Circuit, however, sitting without a Maryland judge on the panel, reversed.  See Badlands Trust Co. v. First Financial Fund, Inc.,
2003 U.S. App. LEXIS 1492 (Jan. 30, 2003). In so ruling, the Fourth Circuit ignored Maryland law. As noted above, Judge Motz had ruled that a Maryland corporation could not impose a super-majority requirement for the election of directors unless the shareholders voted to place the requirement in the charter. Judge Motz based his ruling in significant part on the MGCL and legislative history from the Maryland General Assembly.
In its opinion, the Fourth Court conceded that "the district court might well be reading the legislative history accurately...."  ...." see id. at *8.
  The Fourth Circuit also conceded that "there is language in cases decided by the Court of Appeals of Maryland that would appear to support" the use of legislative history as it was used by Judge Motz.
Indeed, in Ideal Fed. Sav. Bank v. Murphy, 339 Md. 446, 663 A.2d 1272 (1995),
the Court of Appeals of Maryland discussed the two sections of the MGCL at issue in this case and quoted from, explained and relied on the very legislative history used by Judge Motz.  Notwithstanding the foregoing, the Fourth Circuit decided not to use the legislative history in its interpretation of the same two sections discussed by the Court of Appeals of Maryland in Ideal.
Instead, the Fourth Circuit erroneously applied a federal standard of statutory interpretation that is contrary to Maryland law.  See Adamson,
359 Md. at 251-52 753 A.2d at 508 ("[T]he plain meaning rule is elastic, rather than cast in stone.  If persuasive evidence exists outside the plain text of the statute, we do not turn a blind eye to it.  Id. at 251-52
(citations omitted); Williams, 359 Md. at 116, 753 A.2d at 49 ("[S]tatutory language is not read in isolation, but in light of the full context in which it appears, and in light of external manifestations of intent or general purpose available through other evidence.") Moreover, the Fourth Circuit's decision undermines the ability of shareholders to elect directors.
	As noted, this Court is not bound by the decision of the Fourth
Circuit.  See Gayety Books, Inc., 279 Md. at 213, 369 A.2d at 585.  This
court is bound, however, by the decision of the Court of Appeals in Ideal and Maryland's rules of statutory construction.  These require a finding that MGCL section 2-404(d) is subject to the general rule of 2-506(a)(2).
III.	CONCLUSION
	The Challenged By-law is invalid under Maryland law. Summary judgment should be entered in favor of Plaintiff on his declaratory judgment complaint.

Respectfully submitted,

James H. Hulme, Esquire
 ARENT FOX KINTNER PLOTKIN & KAHN, PLLC
1050 Connecticut Avenue, N.W.
Washington, D.C.  20036-5339
Telephone:  (202) 857-6144
OF COUNSEL:
J. Marcus Meeks, Esquire
ARENT FOX KINTNER PLOTKIN & KAHN, PLLC
1050 Connecticut Avenue, N.W.
Washington, D.C.  20036-5339
Telephone:  (202) 857-6097
Counsel for Plaintiff, Ralph W. Bradshaw